Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO INTERNATIONAL REPORTS RECORD FIRST QUARTER 2008 RESULTS AND ANNOUNCES NEW ULTRA-DEEPWATER SEMISUBMERSIBLE RIG

Dallas, Texas, April 24, 2008 ... ENSCO International Incorporated (NYSE: ESV) reported net income increased by 17% in the quarter ended March 31, 2008, to $272.0 million ($1.90 per diluted share) on revenues of $580.3 million, as compared to net income of $232.3 million ($1.54 per diluted share) on revenues of $514.1 million for the quarter ended March 31, 2007.

The average day rate for ENSCO's 44-jackup rig fleet for the quarter ended March 31, 2008, increased to $142,500, as compared to $133,200 in the prior year quarter. Utilization of the Company's jackup rig fleet was at 95% in the first quarter of 2008 compared to 93% in the first quarter of 2007.

Dan Rabun, Chairman, President and Chief Executive Officer, commented on the Company's results, outlook and deepwater initiative: "Our record first quarter operating performance was largely attributed to higher day rates for our 31-rig international jackup fleet and our deepwater semisubmersible rig. The average day rate increased by 19% for our international jackup rig fleet and by 43% for our deepwater semisubmersible rig over first quarter 2007 levels.

"We completed a scheduled enhancement project on ENSCO 93 during the first quarter, and the rig has returned to service in the Gulf of Mexico. We do not have any other rig enhancement projects scheduled for 2008, although such work may be required if any of our rigs are repositioned to other geographic locations. Under these circumstances, we anticipate a significant reduction in shipyard days in 2008 (63 days) as compared to the 442 and 491 days incurred in 2007 and 2006, respectively.

"We are nearing completion of the first of our ENSCO 8500 Series® ultra-deepwater semisubmersible rigs. ENSCO 8500 is expected to be delivered late in the third quarter of 2008 and we anticipate commencing drilling operations in the U.S. Gulf of Mexico by mid-first quarter 2009 following completion of rig commissioning, mobilization and final outfitting. The other three 8500 Series rigs are currently scheduled for delivery in Singapore in the first and fourth quarters of 2009 (ENSCO 8501 and ENSCO 8502, respectively) and in the third quarter of 2010 (ENSCO 8503). With the announcement of the letter of intent for ENSCO 8503 at a rate of $510,000 per day with a primary term of two years, all four rigs are committed for multi-year operations in the Gulf of Mexico.

"We continually evaluate construction of additional deepwater rigs to meet the unprecedented demand for deepwater drilling. I am pleased to announce that our Board of Directors has authorized construction of an additional 8500 Series rig at a cost of approximately $515 million with a delivery date in the second half of 2011. Subject to negotiation of a mutually acceptable shipyard contract, it is contemplated that the new rig, to be named ENSCO 8504, will be the fifth in the series to be constructed by Keppel FELS of Singapore.

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"Looking forward to the remainder of the year, we already have contracted virtually all of our international jackup rig days for 2008 and are now having discussions with customers concerning programs for 2009 and beyond. We also are seeing improvement in backlog and day rates for our 13-rig U.S. Gulf of Mexico jackup fleet. As a result, we remain very positive about our prospects for 2008. With the planned expansion of our deepwater fleet and continued strength in markets for our premium jackups, we believe we are well positioned for future growth."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to future earnings and financial performance expectations, trends in day rates, utilization or rig relocations, future rig rates or utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, the period of time and number of rigs that will be in a shipyard for enhancement or construction, scheduled delivery dates for new rigs, scheduled commencement dates for new contracts, rig relocations, market trends, expectations, outlook, projections or conditions for 2008 and beyond. It is important to note that our actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, including hazards created by severe storms and hurricanes, (v) risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular, (vi) renegotiation, nullification, or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (vii) changes in the dates our rigs undergoing shipyard construction work, repairs or enhancement will enter a shipyard, be delivered, return to or enter service, (viii) changes in the dates new contracts actually commence, (ix) risks inherent to domestic and foreign shipyard rig construction, rig repair or rig enhancement, including unexpected rig enhancement project delays in equipment delivery and engineering or design issues following shipyard delivery, (x) unavailability of transport vessels to relocate rigs, (xi) environmental or other liabilities, risks, or losses including hurricane related equipment damage, loss or wreckage or debris removal in the U.S. Gulf of Mexico, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xii) the impact of current and future laws and government regulation affecting the oil and gas industry in general or our operations in particular, including taxation as well as repeal or modification of same, (xiii) political and economic uncertainty, (xiv) limited availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or removal of wreckage or debris, (xv) self-imposed or regulatory limitations on jackup rig drilling locations in the Gulf of Mexico during hurricane season, (xvi) our ability to attract and retain skilled or other personnel, (xvii) excess rig availability or supply resulting from delivery of new drilling units, (xviii) heavy concentration of our rig fleet in premium jackups, (xix) expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance, (xx) the outcome of litigation, legal procedures, investigations or claims, and (xxi) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com. All information in this press release is as of April 24, 2008. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

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ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Time on Thursday April 24, 2008, to discuss its first quarter 2008 results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing (719) 325-4804. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 8764916). A transcript of the call and access to a replay or MP3 download can be found on-line on the ENSCO web site www.enscous.com in the Investors Section.

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2008	2007

OPERATING REVENUES	$580.3	$514.1

OPERATING EXPENSES
Contract drilling	190.7	162.8
Depreciation	47.5	45.1
General and administrative	12.7	16.0

	250.9	223.9

OPERATING INCOME	329.4	290.2

OTHER INCOME (EXPENSE)
Interest income	5.0	6.2
Interest expense, net	--	(1.1)
Other, net	(0.5)	4.5

	4.5	9.6

INCOME BEFORE INCOME TAXES	333.9	299.8

PROVISION FOR INCOME TAXES	61.9	67.5

NET INCOME	$272.0	$232.3

EARNINGS PER SHARE
Basic	$ 1.90	$ 1.55
Diluted	$ 1.90	$ 1.54

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	142.8	149.9
Diluted	143.5	150.7
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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	March 31,	December 31,
	2008	2007
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 664.9	$ 629.5
Accounts receivable, net	421.3	383.2
Other	118.2	116.6

Total current assets	1,204.4	1,129.3

PROPERTY AND EQUIPMENT, NET	3,437.5	3,358.9

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	74.9	--

OTHER ASSETS, NET	142.0	144.4

	$5,195.0	$4,968.8

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 423.0	$ 484.4
Current maturities of long-term debt	20.3	19.1

Total current liabilities	443.3	503.5

LONG-TERM DEBT	291.4	291.4

DEFERRED INCOME TAXES	356.9	352.0

OTHER LIABILITIES	72.5	69.9

STOCKHOLDERS' EQUITY	4,030.9	3,752.0

	$5,195.0	$4,968.8

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2008	2007

OPERATING ACTIVITIES
Net income	$272.0	$232.3
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	47.5	45.1
Changes in operating assets and liabilities	(191.5)	(7.4)
Other	23.2	9.7

Net cash provided by operating activities	151.2	279.7

INVESTING ACTIVITIES
Additions to property and equipment	(116.2)	(106.0)
Other	1.0	1.6

Net cash used in investing activities	(115.2)	(104.4)

FINANCING ACTIVITIES
Repurchase of common stock	(0.1)	(127.8)
Cash dividends paid	(3.6)	(3.8)
Proceeds from exercise of stock options	3.1	9.8
Other	1.8	1.1

Net cash provided by (used in) financing activities	1.2	(120.7)

Effect of exchange rate fluctuations on cash and cash equivalents	(1.8)	--

INCREASE IN CASH AND CASH EQUIVALENTS	35.4	54.6

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	629.5	565.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$664.9	$620.4

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ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			Fourth
	First Quarter		Quarter
	2008	2007	2007

Contract drilling
Average day rates
Jackup rigs
Asia Pacific	$143,303	$120,728	$136,768
Europe/Africa	213,123	182,536	212,844
North and South America	89,361	117,858	88,586

Total jackup rigs	142,524	133,238	140,851
Semisubmersible rig - N. America	279,962	195,740	201,008
Barge rig - Asia Pacific	72,800	56,509	72,997

Total	$144,407	$132,843	$140,755

Utilization
Jackup rigs
Asia Pacific	97%	99%	99%
Europe/Africa	99%	95%	89%
North and South America	92%	85%	75%

Total jackup rigs	95%	93%	89%
Semisubmersible rig - N. America	96%	97%	97%
Barge rig - Asia Pacific	92%	100%	100%

Total	95%	93%	89%

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